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                                                                    EXHIBIT 23.8


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 12, 2002, with respect to the financial statements of AngloGold Limited - FreeGold included in the Registration Statement (Form F-3) and related Prospectus of Harmony Gold Mining Company Limited for the registration of 9,027,500 of its ordinary shares.

                                       /s/ ERNST & YOUNG
                                       ----------------------------------------
                                       Ernst & Young
                                       Registered Accountants and Auditors
                                       Chartered Accountants (S.A.)

Johannesburg
Republic of South Africa
December 20, 2002